EXHIBIT 99.1

Camber Energy Subsidiary Achieves Major Regulatory Milestone for VKIN-300 Waste-Treatment System in France

French national certification body verifies compliance; final attestation to follow upon standard update — opens path for Europe commercial roll-out

HOUSTON, TX / ACCESSWIRE / November 10, 2025 – Camber Energy, Inc. (OTCQB: CEIN) (“Camber”, “CEIN”, or the “Company”), through its majority-owned subsidiary Viking Ozone Technology, LLC (“Viking Ozone”), today announced that its flagship VKIN-300 medical and bio-hazardous waste pretreatment system has passed the acceptance review by Laboratoire national de métrologie et d’essais (“LNE”) under French standard NFX 30-503-1 (April 2024) — a key step toward full French attestation and commercial deployment across France and Europe.

The dossier submitted by Viking Ozone was confirmed by LNE on November 7, 2025 to be complete, satisfying and compliant with the requirements of NFX 30-503-1. The formal attestation of conformity under the French decree Arrêté du 20 avril 2017 (Ministry of Social Affairs & Health, relating to pretreatment by disinfection of regulated medical care waste – DASRI) is expected to be issued once the decree is updated to reference NFX 30-503-1 (April 2024) and LNE’s own certification framework is amended accordingly.

This regulatory credential significantly enhances the value proposition of CEIN’s infrastructure technology platform and strengthens its position in the multi-billion-dollar global institutional waste-management sector.

“This milestone marks a transformational moment for CEIN’s waste-treatment platform,” said James Doris, President & Chief Executive Officer of Camber. “Having our VKIN-300 system recognized as compliant by France’s leading certification authority demonstrates our technology’s competitive edge, regulatory readiness and scalability. We are now better strategically positioned to accelerate our European market penetration and drive value for our shareholders.”

About the VKIN-300 System

The VKIN-300 is the flagship modular system from Viking Ozone, offering ozone-based disinfection and shredding of regulated medical and bio-hazardous waste. With certified compliance in France pending, CEIN is poised to address the multi-billion-dollar global institutional waste-management sector by providing hospitals, laboratories and large facilities with a lower-emissions, lower-volume alternative to traditional methods. This regulatory validation enhances CEIN’s go-to-market strategy and underpins future license-and-distribution agreements globally.

About Viking Ozone Technology, LLC

Viking Ozone Technology, LLC (a majority-owned subsidiary of Camber Energy, Inc.) develops, manufactures and markets advanced ozone-based waste-treatment platforms for regulated medical and bio-hazardous waste. The Company holds patented technology and a global distribution strategy targeting hospitals, laboratories, correctional facilities and large institutional customers. CEIN’s backing provides scale, financial disclosure and a diversified infrastructure portfolio.

About Camber Energy, Inc.

Camber Energy, Inc. is a growth-oriented diversified technology company focused on critical infrastructure solutions, energy technology and environmental systems. Through its subsidiaries, Camber provides custom energy and power solutions to commercial and industrial clients in North America and has a majority interest in: (i) an entity with intellectual property rights to a patented, proprietary medical and bio-hazard waste treatment system using ozone technology; and (ii) entities with the intellectual property rights to patented and patent pending, proprietary electric transmission and distribution broken conductor protection systems. Camber also holds, through a subsidiary, an exclusive license in Canada to a patented clean energy and carbon-capture system. For more information, please visit the Company's website at www.camber.energy.

Forward-Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained in this press release are “forward-looking statements”, which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry, the COVID-19 pandemic, the performance of management, actions of government regulators, vendors, and suppliers, our cash flows and ability to obtain financing, competition, general economic conditions and other factors that are detailed in Camber's filings with the Securities and Exchange Commission. We intend that all forward-looking statements be subject to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

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